As filed with the Securities and Exchange Commission on August 26, 2005
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3607736 (I.R.S. Employer Identification No.)
28903 North Avenue Paine
Valencia, CA 91355
(661) 775-5300
(Address of Principal Executive Offices)

2004 Employee Stock Purchase Plan
(Full title of the plan)

Alfred E. Mann
Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355
(661) 775-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
D. Bradley Peck, Esq.
Cooley Godward llp
4401 Eastgate Mall
San Diego, CA 92121-9109
(858) 550-6000
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.01 per share	327,562	$11.07	$3,626,111	$427

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the shares of Common Stock are based upon the average of the high and low prices of the Common Stock on August 19, 2005, as reported on the Nasdaq National Market.

     This Registration Statement on Form S-8 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 327,562 shares of Common Stock to be issued pursuant to the Registrant’s 2004 Employee Stock Purchase Plan.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Pursuant to Item E under the general instructions to Form S-8 under the Securities Act, the contents of the Registration Statement on Form S-8 (File No. 333-117811), previously filed with the Securities and Exchange Commission on July 30, 2004, are incorporated herein by reference and made a part hereof.
ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1*	Form of Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1*	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-115020), as amended through the date hereof, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 26, 2005.

MANNKIND CORPORATION
By:	/s/ ALFRED E. MANN
Alfred E. Mann
Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hakan S. Edstrom, Richard L. Anderson and David Thomson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALFRED E. MANN Alfred E. Mann	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 16, 2005
/s/ HAKAN S. EDSTROM Hakan S. Edstrom	President, Chief Operating Officer and Director	August 16, 2005
/s/ RICHARD L. ANDERSON Richard L. Anderson	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2005
/s/ KATHLEEN CONNELL Kathleen Connell, Ph.D.	Director	August 16, 2005
/s/ RONALD CONSIGLIO Ronald Consiglio	Director	August 16, 2005

Signature	Title	Date
/s/ MICHAEL FRIEDMAN Michael Friedman, M.D.	Director	August 16, 2005
/s/ LLEW KELTNER Llew Keltner, M.D., Ph.D.	Director	August 16, 2005
/s/ KENT KRESA Kent Kresa	Director	August 16, 2005
/s/ DAVID MACCALLUM David MacCallum	Director	August 16, 2005
/s/ HENRY L. NORDHOFF Henry L. Nordhoff	Director	August 16, 2005

EXHIBIT INDEX

Exhibit
Number	Description
4.1*	Form of Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1*	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-115020), as amended through the date hereof, and incorporated herein by reference.